UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	001-32389	41-2111139
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

          On March 14, 2007, NTS Realty Holdings Limited Partnership (the “Company”) announced that it completed the purchase, through its wholly-owned subsidiary, Overlook Apartments, LLC, of The Overlook at St. Thomas (“The Overlook”), a multifamily property located in Louisville, Kentucky, with an unaffiliated co-owner. The Company and its co-owner purchased the property from The Northwestern Mutual Life Insurance Company (the “Seller”). The Company and its co-owner paid an aggregate purchase price of $46.0 million to acquire The Overlook. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 2.01 disclosure by reference. The applicable material contracts are also attached to this Current Report on Form 8-K as Exhibits 10.1 through 10.4.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Exhibits:
10.1	Real Estate Purchase and Sale Agreement
10.2	First Amendment to Real Estate Purchase and Sale Agreement
10.3	Second Amendment to Real Estate Purchase and Sale Agreement
10.4	Third Amendment to Real Estate Purchase and Sale Agreement
99.1	Press release of NTS Realty Holdings Limited Partnership, dated March 14, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:		NTS Realty Capital, Inc.,
Its:		Managing General Partner

/s/ Gregory A. Wells

	By:	Gregory A. Wells
	Its:	Executive Vice President and CFO

	Date:	March 16, 2007

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